SUBADVISORY AGREEMENT

THIS AGREEMENT is made and entered into as of this 30th day of December, 2009, by and between Trinity Fiduciary Partners, LLC, (the “Adviser”), a Texas corporation registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) located at 2214 Michigan Avenue, Suite E, Arlington, Texas 76013, and Dana Investment Advisors, Inc. (the “Subadviser”), a Wisconsin sub-chapter S corporation registered under the Advisers Act, located at 15800 Bluemound Rd., Suite 250, Brookfield, Wisconsin, with respect to each Fund listed on Schedule A hereto (each, a “Fund”), each a series of the Epiphany Funds, an Ohio statutory trust (the “Trust”).

WITNESSETH:

WHEREAS, the Trust is registered with the U.S. Securities and Exchange Commission (the “SEC”) as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, Trinity has, pursuant to an Investment Advisory Agreement with the Trust dated as of the 7th day of December, 2006, as amended (the “Advisory Agreement”), been retained to act as investment adviser for each Fund listed on Schedule A hereto;

WHEREAS, the Adviser represents that the Advisory Agreement permits the Adviser to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act; and

WHEREAS, the Adviser desires to retain Subadviser to assist it in the provision of a continuous investment program for that portion of each Fund’s assets that the Adviser will assign to the Subadviser, and Subadviser is willing to render such services subject to the terms and conditions set forth in this Agreement,

NOW, THEREFORE, the parties do mutually agree and promise as follows with respect to each Fund:

1.

Appointment as Subadviser.  The Adviser hereby appoints the Subadviser to act as investment adviser for and to manage all of the assets of each Fund (the “Subadviser Assets”) subject to the supervision of the Adviser and the Board of Trustees of the Trust and subject to the terms of this Agreement; and the Subadviser hereby accepts such appointment.  In such capacity, the Subadviser shall be responsible for the investment management of the Subadviser Assets.  It is recognized that the Subadviser and certain of its affiliates may act as investment adviser to one or more other investment companies and other managed accounts and that the Adviser and the Trust do not object to such activities.

2.

Duties of Subadviser.

(a)

Investments.  Dana is hereby authorized and directed and hereby agrees, subject to the stated investment policies and restrictions of each Fund as set forth in the Funds’ prospectus (“Prospectus”) and statement of additional information (“SAI”) as currently in effect and, as soon as practical after the Trust, a Fund or Trinity notifies Dana thereof, as supplemented or amended from time to time and subject to the directions of Trinity and the Trust’s Board of Trustees, to monitor on a continuous basis the performance of each Fund’s Assets and to conduct a continuous program of investment, evaluation and, if appropriate, sale and reinvestment of the Fund’s Assets. Trinity agrees to provide the Dana with such assistance as may be reasonably requested by Dana in connection with their activities under this Agreement, including, without limitation, providing information concerning each Fund, its funds available, or to become available, for investment and generally as to the conditions of the Fund’s or the Trust’s affairs.  In addition, Dana will be required to ensure equities held in the FFV designated Funds listed in Schedule A pass the Catholic Scorecard™, the screening methodology developed and maintained by Trinity. Trinity agrees to respond in a timely manner to requests from Dana about any company’s status with regard to the Catholic Scorecard™ for the FFV Funds.

(b)

Compliance with Applicable Laws and Governing Documents.  In the performance of its services under this Agreement, Dana shall act in conformity with the Prospectus, SAI and the Trust’s Agreement and Declaration of Trust and By-Laws as currently in effect and, as soon as practical after the Trust, a Fund or Trinity notifies Dana thereof, as supplemented, amended and/or restated from time to time (referred to hereinafter as the “Declaration of Trust” and “By-Laws,” respectively) and with the instructions and directions received in writing from Trinity or the Trustees of the Trust and will conform to, and comply with, the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended (the “Code”), and all other applicable federal and state laws and regulations.  Without limiting the preceding sentence, Trinity promptly shall notify Dana as to any act or omission of Dana hereunder that Trinity reasonably deems to constitute or to be the basis of any noncompliance or nonconformance with any of the Trust’s Declaration of Trust and By-Laws, the Prospectus and the SAI, the instructions and directions received in writing from Trinity or the Trustees of the Trust, the 1940 Act, the Code, and all other applicable federal and state laws and regulations.  Notwithstanding the foregoing, Trinity shall remain responsible for ensuring each Fund’s and the Trust’s overall compliance with the 1940 Act, the Code and all other applicable federal and state laws and regulations and Dana is only obligated to comply with this subsection (b) with respect to the Subadviser Assets.  Trinity timely will provide Dana with a copy of the minutes of the meetings of the Board of Trustees of the Trust to the extent they may affect a Fund or the services of the Subadviser, copies of any financial statements or reports made by the Fund to its shareholders, and any further materials or information which Dana may reasonably request to enable it to perform its functions under this Agreement.

Trinity shall perform quarterly and annual tax compliance tests to ensure that each Fund is in compliance with Subchapter M of the Code.  In this regard, Trinity acknowledges that Dana shall rely completely upon Trinity’s determination of whether and to what extent a Fund is in compliance with Subchapter M of the Code and that Dana has no separate and independent responsibility to test the Fund for such compliance.  In connection with such compliance tests, Trinity shall inform Dana at least ten (10) business days prior to a calendar quarter end if the Funds’ Assets are out of compliance with the diversification requirements under Subchapter M.  If Trinity notifies Dana that the Assets are not in compliance with such requirements noted above, Dana will take prompt action to bring the Fund’s Assets back into compliance within the time permitted under the Code.

Trinity shall perform quarterly compliance tests to ensure that each Fund is in compliance with the diversification provisions of Section 817 of the Code and the regulations thereunder.  In this regard, Trinity acknowledges that Dana shall rely completely upon the Adviser’s determination of whether and to what extent a Fund is in compliance with the diversification provisions of Section 817 and the regulations thereunder and that Dana has no separate and independent responsibility to test the Fund for such compliance.  In connection with such compliance tests, Trinity shall inform Dana no more than five (5) business days after the end of a calendar quarter if the assets are out of compliance with these diversification requirements.  If Trinity notifies Dana that the assets are not in compliance with such requirements noted above, Dana will take prompt action to bring the assets back into compliance within the time permitted under the Code.

Trinity will provide Dana with reasonable advance notice of any change in a Fund’s investment objectives, policies and restrictions as stated in the Prospectus and SAI, and Dana shall, in the performance of its duties and obligations under this Agreement, manage the assets consistent with such changes, provided that Dana has received prompt notice of the effectiveness of such changes from the Trust or the Adviser.  In addition to such notice, Trinity shall provide to Dana a copy of a modified Prospectus and SAI reflecting such changes.  Trinity acknowledges and will ensure that the Prospectus and SAI will at all times be in compliance with all disclosure requirements under all applicable federal and state laws and regulations relating to the Trust or the Funds, including, without limitation, the 1940 Act, and the rules and regulations thereunder, and that Dana shall have no liability in connection therewith, except as to the accuracy of material information furnished in writing by Dana to the Trust or to Trinity specifically for inclusion in the Prospectus and SAI.  Dana hereby agrees to provide to Trinity in a timely manner such information relating to Dana and its relationship to, and actions for, the Trust as may be required to be contained in the Prospectus, SAI or in the Trust’s Registration Statement on Form N-1A and any amendments thereto.

(c)

Agent.  Subject to any other written instructions of Trinity or the Trust, Dana is hereby appointed Trinity’s and the Trust’s agent and attorney-in-fact for the limited purposes of executing account documentation, agreements, contracts and other documents as Dana shall be requested by brokers, dealers, counterparties and other persons in connection with its management of the Subadviser Assets.  Dana agrees to provide Trinity and the Trust with copies of any such agreements executed on behalf of Trinity or the Trust.

(d)

Brokerage.  Dana is authorized, subject to the supervision of Trinity and the plenary authority of the Trust’s Board of Trustees, to establish and maintain accounts on behalf of each Fund with, and place orders for the investment and reinvestment, including without limitation purchase and sale of the Subadviser Assets with or through, such persons, brokers (including, to the extent permitted by applicable law, any broker affiliated with the Subadviser) or dealers (collectively “Brokers”) as Dana may elect and negotiate commissions to be paid on such transactions.  Dana, however, is not required to obtain the consent of Trinity or the Trust’s Board of Trustees prior to establishing any such brokerage account.  Dana shall place all orders for the purchase and sale of portfolio investments for a Fund’s account with Brokers selected by Dana.  In the selection of such Brokers and the placing of such orders, Dana shall seek to obtain for each Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services, as provided below.  In using its reasonable efforts to obtain for each Fund the most favorable price and execution available, Dana, bearing in mind the best interests of the Fund at all times, shall consider all factors it deems relevant, including price, the size of the transaction, the breadth and nature of the market for the security, the difficulty of the execution, the amount of the commission, if any, the timing of the transaction, market prices and trends, the reputation, experience and financial stability of the Broker involved, and the quality of service rendered by the Broker in other transactions.  Dana shall not consider a Broker’s sale of Fund shares when selecting the Broker to execute trades.  Notwithstanding the foregoing, the Trust, a Fund nor Trinity shall instruct Dana to place orders with any particular Broker(s) with respect to the Subadviser Assets.  Subject to such policies as the Trustees may determine, or as may be mutually agreed to by Trinity and Dana, the Subadviser is authorized but not obligated to cause, and shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused, a Fund to pay a Broker that provides brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to Dana an amount of commission for effecting a Subadviser Assets investment transaction that is in excess of the amount of commission that another Broker would have charged for effecting that transaction if, but only if, Dana determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such Broker viewed in terms of either that particular transaction or the overall responsibility of Dana with respect to the accounts as to which it exercises investment discretion.  It is recognized that the services provided by such Brokers may be useful to Dana in connection with the Subadviser’s services to other clients.

On occasions when Dana deems the purchase or sale of a security to be in the best interests of a Fund with respect to the Subadviser Assets as well as other clients of Dana, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution.  In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by Dana in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to a Fund and to such other clients.  It is recognized that in some cases, this procedure may adversely affect the price paid or received by a Fund or the size of the position obtainable for, or disposed of by, the Fund with respect to the Subadviser Assets.

(e)

Securities Transactions.  Dana and any affiliated person of Dana will not purchase securities or other instruments from or sell securities or other instruments to the Funds; provided, however, Dana or any affiliated person of Dana may purchase securities or other instruments from or sell securities or other instruments to the Funds if such transaction is permissible under applicable laws and regulations, including, without limitation, the 1940 Act and the Advisers Act and the rules and regulations promulgated thereunder.

Dana, on its own behalf and with respect to its Access Persons (as defined in subsection (e) of Rule 17j-1 under the 1940 Act), agrees to observe and comply with Rule 17j-1 and its Code of Ethics (which shall comply in all material respects with Rule 17j-1), as the same may be amended from time to time.  On at least an annual basis, Dana will comply with the reporting requirements of Rule 17j-1, which include (i) certifying to Trinity and the Trust that Dana and its Access Persons have complied with Dana’s Code of Ethics with respect to the Subadviser Assets and (ii) identifying any violations which have occurred with respect to the Subadviser Assets.  Dana will have also submitted its Code of Ethics for its initial approval by the Trust’s Board of Trustees no later than the date of execution of this agreement and subsequently within six months of any material change thereto.

(f)

Books and Records.  Dana shall maintain separate detailed records as are required by applicable laws and regulations of all matters hereunder pertaining to the Subadviser Assets (the “Fund’s Records”), including, without limitation, brokerage and other records of all securities transactions.  Dana acknowledges that each Fund’s Records are property of the Trust; except to the extent that Dana is required to maintain the Fund’s Records under the Advisers Act or other applicable law and except that Dana, at its own expense, is entitled to make and keep a copy of the Fund’s Records for its internal files.  Each Fund’s Records shall be available to Trinity or the Trust at any time upon reasonable request during normal business hours and shall be available for telecopying promptly to Trinity during any day that the Fund is open for business as set forth in the Prospectus.

(g)

Information Concerning Subadviser Assets and Subadviser.  From time to time as Trinity or the Trust reasonably may request in good faith, Dana will furnish the requesting party reports on portfolio transactions and reports on the Subadviser Assets, all in such reasonable detail as the parties may reasonably agree in good faith.  Dana will also inform Trinity in a timely manner of material changes in portfolio managers responsible for Subadviser Assets, any changes in the ownership or management of Dana, or of material changes in the control of Dana.  Upon the Trust’s or Trinity’s reasonable request, Dana will make available its officers and employees to meet with the Trust’s Board of Trustees to review the Subadviser Assets via telephone on a quarterly basis and on a less frequent basis as agreed upon by the parties in person.

Subject to the other provisions of this Agreement, Dana will also provide such information or perform such additional acts with respect to the Subadviser Assets as are reasonably required for the Trust or Trinity to comply with their respective obligations under applicable laws, including without limitation, the Code, the 1940 Act, the Advisers Act, and the Securities Act, and any rule or regulation thereunder.

(h)

Custody Arrangements.  The Trust or Trinity shall notify Dana of the identities of its custodian banks and the custody arrangements therewith with respect to the Subadviser Assets and shall give the Subadviser written notice of any changes in such custodian banks or custody arrangements.  Dana shall on each business day provide Trinity and the Trust’s custodian such information as Trinity and the Trust’s custodian may reasonably request in good faith relating to all transactions concerning the Subadviser Assets.  The Trust shall instruct its custodian banks to (A) carry out all investment instructions as may be directed by Dana with respect to the Subadviser Assets (which instructions may be orally given if confirmed in writing); and (B) provide Dana with all operational information necessary for Dana to trade the Subadviser Assets on behalf of each Fund.  Dana shall have no liability for the acts or omissions of the authorized custodian(s), unless such act or omission is required by and taken in reliance upon instructions given to the authorized custodian(s) by a representative of Dana properly authorized (pursuant to written instruction by Trinity) to give such instructions.

3.

Independent Contractor.  In the performance of its services hereunder, Dana is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent a Fund, the Trust or Trinity in any way or otherwise be deemed an agent of a Fund, the Trust or Trinity.

4.

Expenses.  During the term of this Agreement, Dana will pay all expenses incurred by it in connection with its activities under this Agreement.  Dana shall, at its sole expense, employ or associate itself with such persons as it believes to be particularly fitted to assist it in the execution of its duties under this Agreement.  Dana shall not be responsible for the Trust’s, the Funds’ or Trinity’s expenses (except for start-up expenses, and fee waiver related to opening the new funds as outlined in paragraph 7), which shall include, but not be limited to, the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for a Fund and any losses incurred in connection therewith, expenses of holding or carrying Subadviser Assets, organizational and offering expenses (which include, but are not limited to, out-of-pocket expenses, but not overhead or employee costs of the Subadviser); expenses for legal, accounting and auditing services; taxes and governmental fees; dues and expenses incurred in connection with membership in investment company organizations; costs of printing and distributing shareholder reports, proxy materials, prospectuses, stock certificates and distribution of dividends; charges of the Funds’ custodians and sub-custodians, administrators and sub-administrators, registrars, transfer agents, dividend disbursing agents and dividend reinvestment plan agents; payment for portfolio pricing services to a pricing agent, if any; registration and filing fees of the SEC; expenses of registering or qualifying securities of each Fund for sale in the various states; freight and other charges in connection with the shipment of each Fund’s portfolio securities; fees and expenses of non-interested Trustees; salaries of shareholder relations personnel; costs of shareholders meetings; insurance; interest; brokerage costs; and litigation and other extraordinary or non-recurring expenses.  The Trust or Trinity, as the case may be, shall reimburse Dana for any expenses of a Fund or Trinity as may be reasonably incurred by Dana on behalf of a Fund or Trinity.  Dana shall keep and supply to the Trust and Trinity reasonable records of all such expenses.

5.

Investment Analysis and Commentary.  Dana will provide quarterly performance analysis and market commentary (the “Investment Report”) during the term of this Agreement.  The Investment Reports are due within 10 days after the end of each quarter.  In addition, interim Investment Reports shall be issued at such times as may be mutually agreed upon by Trinity and Dana; provided however, that any such interim Investment Report will be due within 10 days of the end of the month in which such agreement is reached between Trinity and Dana.  The subject of each Investment Report shall be mutually agreed upon.  Trinity is freely able to publicly distribute the Investment Report.  In addition, Dana will co-author a white paper covering the investment strategy of each Fund.  The co-authored white paper will be completed at a mutually agreed upon deadline, and will be updated as needed should the investment strategy of a Fund materially change.

6.

Compensation.  For the services provided pursuant to this Agreement, Dana is entitled to an annual fee equal to the amounts described in Schedule A attached hereto.  Such fee will be computed daily and paid no later than the seventh (7th) business day following the end of each month, from Trinity, calculated at an annual rate based on the Subadviser Assets’ average daily net assets.  In the event the Funds are in a waiver situation due to low assets, Dana will share with Trinity any “waiver of fee” expenses that arise.  The waiver of fees will be shared with Trinity based on the percentage of Management Fee each party receives.  The amount of any necessary waivers will be available from Matrix Fund Services on the first business day of a new month for the previous month.  Trinity will provide the information to Dana.  Once any waivers are paid, the adviser fees will be paid.  An example of this sharing is in Schedule B attached.  Dana would be eligible for reimbursement of the waiver payments by Epiphany Funds Trust based on the terms of the Adviser and Fund waiver agreement.

The method of determining the net asset value of the Subadviser Assets for purposes hereof shall be the same as the method of determining net asset value for purposes of establishing the offering and redemption price of the shares of the Trust as described in the Funds’ Prospectus and/or SAI.  If this Agreement shall be effective for only a portion of a month with respect to a Fund, the aforesaid fee shall be prorated for the portion of such month during which this Agreement is in effect for the Fund.

7.

Representations and Warranties of Subadviser.  Dana represents and warrants to Trinity and the Trust as follows:

(a)

Dana is registered as an investment adviser under the Advisers Act;

(b)

Dana is a corporation duly organized and properly registered and operating under the laws of the State of Wisconsin with the power to own and possess its assets and carry on its business as it is now being conducted and as proposed to be conducted hereunder;

(c)

The execution, delivery and performance by Dana of this Agreement are within Dana’s powers and have been duly authorized by all necessary actions of its directors or shareholders, and no action by, or in respect of, or filing with, any governmental body, agency or official is required on the part of Dana for execution, delivery and performance by Dana of this Agreement, and the execution, delivery and performance by Dana of this Agreement do not contravene or constitute a violation of, or a material default under, (i) any provision of applicable law, rule or regulation, (ii) Dana’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon Dana; and

(d)

The Form ADV of Dana provided to the Adviser and the Trust is a true and complete copy of the form, including that part or parts of the Form ADV filed with the SEC, that part or parts maintained in the records of Dana, and/or that part or parts provided or offered to clients, in each case as required under the Advisers Act and rules thereunder, and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

8.

Representations and Warranties of Adviser.  Trinity represents and warrants to Dana as follows:

(a)

Trinity is registered as an investment adviser under the Advisers Act;

(b)

Trinity is a LLC duly organized and validly existing under the laws of the State of Texas with the power to own and possess its assets and carry on its business as it is now being conducted and as proposed to be conducted hereunder;

(c)

The execution, delivery and performance by Trinity of this Agreement are within Trinity’s powers and have been duly authorized by all necessary action on the part of its directors or shareholders, and no action by, or in respect of, or filing with, any governmental body, agency or official is required on the part of Trinity for the execution, delivery and performance by Trinity of this Agreement, and the execution, delivery and performance by Trinity of this Agreement do not contravene or constitute a violation of, or a material default under, (i) any provision of applicable law, rule or regulation, (ii) Trinity’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon Trinity;

(d)

The Form ADV of Trinity provided to Dana and the Trust is a true and complete copy of the form, including that part or parts of the Form ADV filed with the SEC, that part or parts maintained in the records of Trinity, and/or that part or parts provided or offered to clients, in each case as required under the Advisers Act and rules thereunder, and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(e)

Trinity acknowledges that it received a copy of Dana’s Form ADV prior to the execution of this Agreement; and

(f)

Trinity and the Trust have duly entered into the Advisory Agreement pursuant to which the Trust authorized Trinity to delegate certain of its duties under the Advisory Agreement to other investment advisers, including without limitation, the appointment of a subadviser with respect to assets of a Fund and the Adviser’s entering into and performing this Agreement.

9.

Survival of Representations and Warranties; Duty to Update Information.  All representations and warranties made by Dana and Trinity pursuant to the recitals above and Sections 8 and 9, respectively, shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true or accurate in all material effects.

10.

Liability and Indemnification.

(a)

Liability.  Dana shall exercise its best judgment in rendering its services in accordance with the terms of this Agreement, but otherwise, in the absence of willful misfeasance, bad faith or gross negligence on the part of Dana or a reckless disregard of its duties hereunder, Dana, each of its affiliates and all respective partners, officers, directors and employees (“Affiliates”) and each person, if any, who within the meaning of the Securities Act controls the Subadviser (“Controlling Persons”), if any, shall not be subject to any expenses or liability to the Trinity, the Trust or a Fund or any of the Fund’s shareholders, in connection with the matters to which this Agreement relates, including without limitation for any losses that may be sustained in the purchase, holding or sale of Subadviser Assets.  Trinity shall exercise its best judgment in rendering its obligations in accordance with the terms of this Agreement, but otherwise (except as set forth in Section 11(c) below), in the absence of willful misfeasance, bad faith or gross negligence on the part of Trinity or a reckless disregard of its duties hereunder, the Adviser, any of its Affiliates and each of the Adviser’s Controlling Persons, if any, shall not be subject to any liability to Dana, for any act or omission in the case of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of Subadviser Assets.  Notwithstanding the foregoing, nothing herein shall relieve Trinity and Dana from any of their obligations under applicable law, including, without limitation, the federal and state securities laws.

(b)

Indemnification.  Dana shall indemnify Trinity, the Trust and each Fund, and their respective Affiliates and Controlling Persons for any liability and expenses, including without limitation reasonable attorneys’ fees and expenses, which Trinity, the Trust and/or the Fund and their respective Affiliates and Controlling Persons may sustain as a result of the Subadviser’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws.  Unless otherwise obligated under applicable law, Dana shall not be liable for indirect, punitive, special or consequential damages arising out of this Agreement.

Trinity shall indemnify Dana, its Affiliates and its Controlling Persons, for any liability and expenses, including without limitation reasonable attorneys’ fees and expenses, which may be sustained as a result of the Adviser’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws.

(c)

Dana shall not be liable to Trinity for acts of Dana which result from acts of Trinity, including, but not limited to, a failure of Trinity to provide accurate and current information with respect to any records maintained by Trinity, which records are not also maintained by or otherwise available to Dana upon reasonable request.

11.

Duration and Termination.

(a)

Duration.  Unless sooner terminated, this Agreement shall continue for an initial period of no more than two years following the effective date of this Agreement, and thereafter shall continue automatically for successive annual periods with respect to each Fund, provided such continuance is specifically approved at least annually by the Trust’s Board of Trustees or vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of the Fund; provided that in either event its continuance also is approved by a majority of the Trust’s Trustees who are not “interested persons” (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

(b)

Termination.  Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time with respect to one or more Funds, without payment of any penalty:

(i)

By vote of a majority of the Trust’s Board of Trustees, or by “vote of a majority of the outstanding voting securities” of a Fund (as defined in the 1940 Act), or by Trinity, in each case, upon not more than 60 days’ written notice to Dana;

(ii)

By any party hereto upon written notice to the other party in the event of a breach of any provision of this Agreement by the other party if the breach is not cured within 15 days of notice of the breach; or

(iii)

By Dana upon not more than 60 days’ written notice to Trinity and the Trust.

This Agreement shall not be assigned (as such term is defined in the 1940 Act) and shall terminate automatically in the event of its assignment or upon the termination of the Advisory Agreement.

12.

Duties of the Adviser.  Trinity shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement and shall oversee and review the Subadviser’s performance of its duties under this Agreement.  Nothing contained in this Agreement shall obligate Trinity to provide any funding or other support for the purpose of directly or indirectly promoting investments in a Fund.

(a)

Voting of Proxies.  Trinity will retain the Adviser’s discretionary authority to exercise voting rights with respect to the securities and other investments in the Subadviser Assets and may delegate further such discretionary authority to a designee identified in a notice given to the Trust and Dana.  Trinity, including without limitation its designee, shall have the power to vote, either in person or by proxy, all securities in which the Subadviser Assets may be invested from time to time, and shall not be required to seek or take instructions from Dana,  or the Trust, or take any action with respect thereto.

Trinity will establish a written procedure for proxy voting in compliance with current applicable rules and regulations, including but not limited to Rule 30b1-4 under the 1940 Act.  Trinity will establish a process for the timely distribution of the voting record with respect to a Fund’s securities and other information necessary for the Fund to complete information required by Form N-1A under the 1940 Act and the Securities Act of 1933, as amended (the “Securities Act”), Form N-PX under the 1940 Act, and Form N-CSR under the Sarbanes-Oxley Act of 2002, as amended, respectively.

13.

Reference to Adviser and Subadviser.

(a)

Dana grants, subject to the conditions below, Trinity non-exclusive rights to use, display and promote trademarks of Dana in conjunction with any activity associated with the Funds.  In addition, Trinity may promote the identity of and services provided by Dana to Trinity, which references shall not differ in substance from those included in the Prospectus, SAI and this Agreement, in any advertising or promotional materials.  Trinity shall protect the goodwill and reputation of Dana in connection with marketing and promotion of the Funds.  Trinity shall submit to Dana for its review and approval all such public informational materials relating to the Funds that refer to any recognizable variant or any registered mark or logo or other proprietary designation of Dana.  Approval shall not be unreasonably withheld by Dana and notice of approval or disapproval will be provided promptly and in any event within three (3) business days.  Subsequent advertising or promotional materials having very substantially the same form as previously approved by Dana may be used by Trinity without obtaining Dana’s consent unless such consent is withdrawn in writing by Dana.

(b)

Neither Dana nor any Affiliate or agent of Dana shall make reference to or use the name of Trinity or any of its Affiliates, or any of their clients, except references concerning the identity of and services provided by Trinity to the Funds or to Dana, which references shall not differ in substance from those included in the Prospectus, SAI and this Agreement, in any advertising or promotional materials without the prior approval of Trinity, which approval shall not be unreasonably withheld or delayed and notice of approval or disapproval will be provided promptly and in any event within three (3) business days.  Dana hereby agrees to make all reasonable efforts to cause any Affiliate of Dana to satisfy the foregoing obligation.

14.

Amendment.  This Agreement may be amended by mutual consent of the parties, provided that the terms of any material amendment shall be approved by: (a) the Trust’s Board of Trustees or by a vote of a majority of the outstanding voting securities of the Fund (as required by the 1940 Act), and (b) the vote of a majority of those Trustees of the Trust who are not “interested persons” of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

15.

Confidentiality.  Subject to the duties of Trinity, the Trust and Dana to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential and shall not disclose any and all information pertaining to the Funds and the actions of Dana, Trinity and the Funds in respect thereof; except to the extent:

(a)

Authorized.  Trinity or the Trust has authorized such disclosure;

(b)

Court or Regulatory Authority.  Disclosure of such information is expressly required or requested by a court or other tribunal of competent jurisdiction or applicable federal or state regulatory authorities;

(c)

Publicly Known Without Breach.  Such information becomes known to the general public without a breach of this Agreement or a similar confidential disclosure agreement regarding such information;

(d)

Already Known.  Such information already was known by the party prior to the date hereof;

(e)

Received From Third Party.  Such information was or is hereafter rightfully received by the party from a third party (expressly excluding the Funds’ custodian, prime broker and administrator) without restriction on its disclosure and without breach of this Agreement or of a similar confidential disclosure agreement regarding them; or

(f)

Independently Developed.  The party independently developed such information.

In addition, Dana and its officers, directors and employees are prohibited from receiving compensation or other consideration, for themselves or on behalf of a Fund, as a result of disclosing a Fund’s portfolio holdings.  Dana agrees, consistent with its Code of Ethics, it nor its officers, directors or employees may engage in personal securities transactions based on non-public information about a Fund’s portfolio holdings.

16.

Notice.  Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other parties, or transmitted by facsimile with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

(a)

If to the Subadviser:

Mark Mirsberger

Dana Investment Advisors, Inc.

P.O. Box 1067

Brookfield, WI 53008-1067

Phone: 262-782-9420

Fax: 262-782-0581

Email: mark@danainvestment.com

If to the Adviser:

  Sam Saladino

  Trinty Fiduciary Partners, LLC
 2214 Michigan Ave., Suite E

  Arlington, TX 76013

  Phone:

877-334-1283
 Fax:

817-549-0091

  Email:

sam@trinityfiduciary.com

17.

Jurisdiction.  This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Texas without reference to choice of law principles thereof and in accordance with the 1940 Act.  In the case of any conflict, the 1940 Act shall control.

18.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which shall together constitute one and the same instrument.

19.

Certain Definitions.  For the purposes of this Agreement and except as otherwise provided herein, “interested person,” “affiliated person,” and “assignment” shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC.

20.

Captions.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

21.

Severability.  If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

22.

Entire Agreement.  This Agreement, together with all exhibits, attachments and appendices, contains the entire understanding and agreement of the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

TRINITY FIDUCIARY PARTNERS, LLC

By: /s/ Samuel Saladino_____________

Name: Samuel Saladino____________

Title: CEO

DANA INVESTMENT ADVISORS, INC.

By: _/s/ Mark R. Mirsberger

Name: Mark R. Mirsberger

Title: CEO____________________

SUBADVISORY AGREEMENT

Trinity Fiduciary Partners, LLC (the “Adviser”),

and Dana Investments Advisors, Inc. (“Subadviser”)

SCHEDULE A

FUNDS TO BE SERVICED

ANNUAL FEE

Epiphany FFV Focused Fund                                     .5625%

Epiphany FFV Strategic Income Fund                       .3750%

Epiphany Core Equity Fund                                       .6375%